EXHIBIT 10.1

FIELD POINT CAPITAL MANAGEMENT COMPANY
ONE LANDMARK SQUARE, SUITE 1900
STAMFORD, CT 06901


March 14, 2011

PASSUR Aerospace, Inc.
One Landmark Square, Suite 1900
Stamford, CT 06901

As Chairman of the Board as well as the principal shareholder of PASSUR Aerospace, Inc. ("PASSUR Aerospace" or the "Company"), I make the following commitment to the Company with respect to the period from the date of this commitment through March 14, 2012.

Liquidity

I commit that if the Company at any time is unable to meet its obligations through March 14, 2012, that I will provide the necessary continuing financial support to the Company to ensure the Company's ability to operate as a going concern through the period ending March 14, 2012. Such continuing support may take the form of additional loans or advances to PASSUR Aerospace in addition to the deferral of principal and/or interest payments due on outstanding loans to PASSUR Aerospace as referred to above.

These commitments are not conditional and are irrevocable through the period ending March 14, 2012.

I, G.S. Beckwith Gilbert, having the financial wherewithal to enter into this irrevocable commitment, make the above commitments to the Company and its shareholders.

/s/ G.S. Beckwith Gilbert
--------------------------
G.S. Beckwith Gilbert
President